Exhibit 10.2

Shanghai Municipality Building Rental Contract

(Rental bookings for commodity housing)

Special Notices

1)	This contract applies to rental bookings for commodity housing within the administrative regions of this municipality and to property leases that are agreed subsequent to negotiations and in accordance with market principles. It does not include publicly owned residences leased at a standard rental charge based on municipal regulations, rental of properties by administrative allocation and non-residential welfare buildings built with government funds or the rental of private residential buildings rented at a standard charge according to municipal regulations prior to the execution of the “Byelaws”.

2)	Rental bookings are limited only to commodity housing with pre-sales permits, constructed by property development companies. Notwithstanding the above, rental bookings may not be made for pre-sold commodity housing; buyers of pre-sold commodity housing are also forbidden from entering rental bookings for properties they have pre-bought.

3)	The terms [rental] or [rental booking] are indicative symbols indicating that said article applies either to the act of renting or rental booking. When this contract serves as a rental contract, only the clauses marked with [rental] apply; and when it serves as a rental booking contract, only the [rental booking] clauses and “matters pertaining to rental booking” in supplementary clauses shall apply . All other articles not denoted by [ ] are general provisions and shall apply to both rental and rental bookings.

4)	Where this contract is used for rental booking of commodity housing, both the Landlord and the Tenant shall, subsequent to the completion of the said commodity housing and completion of preliminary property registration and procurement of the title deed to the property by the property developer, enter into commodity housing handover agreement. Upon the said handover agreement taking effect, the rental booking clauses set out in the said agreement shall be deemed to have been performed.

5)	The text of this contract is a sample text (provisional) formulated by the Municipal Housing, Land and Resource Administration Bureau and Shanghai Administration for Industry and Commerce according to Shanghai building rental byelaws. All clauses in this rental contract are indicative articles for use in rental agreements. Any matters not mentioned herein may be negotiated by both parties and set out in supplementary clauses.

6)	Before executing this contract, the Landlord should proffer the property title deed or other proof of title to the Tenant; a property developer should furthermore proffer the pre-sales license. Both parties should exchange and verify the relevant identification. In the event of the property being rented to persons not domiciled in Shanghai and who do not have permanent address, the Landlord should also proffer a “public security permit for housing rental” issued by the Public Security Bureau.

7)	The parties to this contract shall file and register the same according to law within 15 days of its execution. For contracts involving rental of properties the said registration shall be completed at the real estate trading center or rural court system at the location of the said property; proof of registration and filing of the said contracts are to be procured. For contracts involving rental booking of commodity housing, filing and registration of the same for commodity housing available to foreigners, shall be carried out at the municipal real estate trading center. Once the commodity housing under a rental booking arrangement is completed and the property title deed is obtained with both parties having concluded commodity housing handover agreement, filing and registration shall then be carried out in accordance with regulations at the local real estate trading center or the rural court system to obtain proof of registration and filing of the rental contract. If, after the contract is filed and registered, the housing is again booked for rental, or rented or transferred during the rental term, or disposed of pursuant to a mortgage the Tenant may take actions to oppose the third party.

8)	In the event that one party requests registration and filing and the other party fails to cooperate, the party requesting the said registration and filing may complete the same by producing this contract, along with valid proof of identity and other relevant documents.

9)	The rental deposit is a means of ensuring the performance of an agreement. In respect of the rental of a property, the Landlord and the Tenant may stipulate the requirement of rental deposit in the contract. Both parties to the contract shall agree on the amount of rental deposit. Upon termination of the lease, the balance of the rental deposit shall be returned to the Tenant, after deducting those expenses that are to be borne by the Tenant as stipulated in the contract.

10)	Copies of this contract may be bought at the municipal, district or county real estate trading center or rural court system at the location of the said property. Both parties should read this contract in detail and acquaint themselves thoroughly with its contents prior to its use.

11)	This contract is sample text for reference by contracting parties.

12)	If a broker company or intermediary is involved in the rental, the parties to the lease should request the broker company as well as the broker to sign and affix their seals on the last page of the contract.

Shanghai Municipality Building Rental (Rental Bookings for Commodity Housing) Contract

Contract No.:

Parties to the contract:

[Rental]    Landlord (Party A): Shanghai WASETA International Trading Co., Ltd.

        Tenant (Party B): Lionbridge (Beijing) Technologies, Inc.

[Rental booking]     Rental booking Landlord (Party A):

        Rental booking Tenant (Party B):

In accordance with the Contract Law of the People’s Republic of China and Shanghai Municipality Building Rental Byelaws (hereinafter called ‘Byelaws’), both parties have agreed, based on equality, willingness, sincerity and good faith, for Party B to rent house (house/~~commodity housing~~) which Party A may lawfully rent (rent/~~book for rental~~).

1.	Rental or rental booking of the property

1-1 : Party A rents (rents/books for rental) the property situated at (section)         /         Room            2003 (Tower B), (No./~~Bldg~~.) 1518, /     (Lane/Village), Minsheng Rd., Pudong New Area (District/~~County~~), Shanghai (hereinafter called “the Premises”) to Party B. The surveyed ([rental] surveyed/[~~rental booking] surveyed~~) structure area of the Premises being      270.9     square meters, intended use: Office , type:      /    , and structure:     /    .

For layout plan of the building see Appendix (1) of this contract. Party A has proffered to Party B:

1) [Rental] ~~property title deed/certificate of property ownership~~/ other certificate of property title ;[Certificate No.:            ].

2) [Rental booking] pre-sales license [License No.         /        ].

1-2 : Party A and Party B have established a rental relationship with Party A as the other authorized agent prescribed by law (holder of title to the property/managing agent/other authorized agent prescribed by law). Prior to conclusion of this contract Party A has notified Party B that the building is not (~~is~~/is not) mortgaged.

1-3:	Details of all matters concerning the scope of use, conditions and requirements for public or shared areas; existing fittings, ancillary fixtures, and equipment status; details, standards and matters requiring Party A’s consent concerning ancillary fixtures undertaken by Party B are set out respectively in Appendices (2) and (3) of this contract. Both Party A and Party B consent that said appendices shall serve as the basis for verification and acceptance of the Premises to be delivered to Party B by Party A and to be returned to Party A by Party B upon termination of this contract.

2.	Purpose of rental

2-1 : Party B undertakes to Party A that the Premises shall be used for office purposes and shall abide by the relevant state and municipal property use and management regulations.

2-2 : Party B undertakes that during the rental period and before receiving Party A’s written consent and approval from the relevant authorities in accordance with regulations, it shall not arbitrarily change the purpose of use stated above .

3.	Handover dates and rental period

3-1: Both parties agree that Party A shall hand over the Premises to Party B before 2006/05/01 (year/month/date). [Rental] The rental period is from 2006/06/01 (year/month/date) until 2008/05/31 (year/month/date). [Rental booking] The building rental period is from the date of concluding the commodity housing usage handover agreement until         /         (year/month/date).

3-2 : Upon expiration of the rental period, Party A is entitled to reclaim the Premises and Party B shall return the same as scheduled. If Party B wishes to renew the rental of the Premises, it shall submit a written request to that effect at least two month(s) prior to expiration of the contract and shall re-execute a rental contract upon receiving acceptance by Party A.

4.	Rent, payment methods and time limit

4-1 : Both parties agree to a rent of ¥3.0 Yuan per square meter per day ( Renminbi ); [Rental] the total monthly rent shall be ¥24,719 Yuan ( Renminbi ). (In Chinese characters:             Yuan and              Jiao only). [Rental booking] Monthly rent shall be calculated based on the actual surveyed property structure area as agreed between both parties in the rental booking commodity housing handover agreement.

The rent shall not be changed for a period of two (~~month(s)~~/year(s)). From the         /         (month/year) onwards, both parties may negotiate an adjustment of rent. All matters concerning adjustment of rent are stipulated by both parties in the supplementary clauses.

4-2 : Party B shall pay rent to Party A before the    10th     day of each month. For each day of the said rental payment being in arrears, Party B shall pay late payment penalty being the equivalent of      3    % of daily rent.

4-3 : The method of payment to be undertaken by Party B is as follows: Party B pays the rent in full to Party A in good time monthly and Party A draws an invoice to Party B.

5.	Rent and other fees

5-1 : Both parties agree that upon Party A handing over the Premises Party B shall pay a rental deposit equal to three months’ rent, that is, ¥74,160.00 Yuan ( Renminbi ).

Party A shall issue to Party B a receipt of the said rental deposit. Upon termination of the lease, the balance of the rental deposit shall be returned to Party B with no interests, after deducting those expenses that are to be borne by it as stipulated in the contract

5-2 : During the rental period, all expenses arising out of use of the Premises such as water, electricity, gas, telecommunications, facilities, property management, and car parking fees shall be borne by Party B (~~Party A~~ /Party B). Other relevant fees shall be borne by Party A (Party A /~~Party B~~).

5-3 : Method of calculation or apportionment and payment method and time for the aforementioned expenses borne by /                     (Party             A/Party             B):                                                              .

6.	Premises usage requirements and maintenance obligations

6-1 : If Party B discovers any damage to or malfunctioning of the Premises or its ancillary fixtures during the rental period, it shall immediately notify Party A for Party A to carry out repairs; Party A shall make repairs within seven days of receipt of notification from Party B. If repairs are overdue, Party B may seek a third party to make repairs with the expenses for such repairs to be borne by Party A.

6-2 : During the rental period, Party B shall use the Premises in a reasonable manner and shall take due care of the Premises and its ancillary facilities. If Party B uses the Premises in an irregular or improper manner resulting in damage to or failure of the Premises or its ancillary facilities, Party B shall be responsible for its repair. If Party B refuses to make repairs, Party A may engage a third party to make repairs and the expenses for such shall repairs shall be borne by Party B.

6-3 : During the rental period, Party A undertakes to ensure that the Premises and its ancillary facilities shall work in a normal and safe manner. If Party A wishes to inspect or maintain the building, it shall notify Party B at least seven days in advance. Party B shall cooperate fully during inspection and maintenance. Party A shall as far as possible not affect the normal use of the Premises by Party B.

6-4 : Except for Appendix (3) of this contract, if Party B needs to carry out any additional decoration work or add any additional facilities and equipment, where it requires Party A’s prior written consent, as well as approval of the relevant authorities, it shall only undertake the application to the relevant authorities as an agent of Party A (~~Party A~~/ Party B as an agent of Party A), and shall only carry out work after having received approval for the said application. The respective responsibility for the supplementary facilities and equipment added by Party B shall be stipulated in a separate written agreement between Parties A and B.

7.	Condition of the Premises at repossession

7-1 : Except where Party A agrees for Party B to continue renting the Premises, Party B shall return the Premises to Party A within seven days of expiration of this contract. For each day in which possession of the Premises is not delivered, Party B shall be liable to pay usage fees to Party A of   5   Yuan/m2 ( Renminbi ).

7-2 : The Premises shall be in a state that is suitable after normal use when returned by Party B. At the time of return, Party A shall carry out inspection and acceptance and shall settle all expenses attributable to each party.

8.	Subletting, transfer and exchange

8-1 : Except where Party A has specifically agreed in the supplementary clauses herein to subletting by Party B, Party B shall not sublet the Premises in whole or in part to any third party without first obtaining the written consent of Party A. In addition, the same room in the building may not be divided up for subletting.

8-2 : If Party B sublets the Premises, a subletting contract shall be concluded with the sublet party according to regulations. Registration and filing in accordance with regulations at the local district or county real estate trading center or rural court system is required.

8-3 : If, during the rental period, Party B sublets the Premises to a third party or exchanges the same with a third party , it must first obtain Party A’s written consent. Following subletting or exchanging, the transferee of the responsibilities in respect of the Premises shall conclude a contract relating to the amendment of the Tenant and shall continue to abide by the terms of this contract.

8-4 : If, during the rental period, Party A wishes to sell the Premises, it shall notify Party B at least three months in advance. Party B owns the priority to purchase the Premises under equal conditions.

9.	Conditions for termination of this contract

9-1 : Both parties agree that during the rental period this contract may be terminated upon the occurrence of any one of the following circumstances, with neither party bearing any responsibility:

(1) Land use rights for the land plot on which the Premises are located are lawfully withdrawn;

(2) The Premises are lawfully acquired in the social and public interest;

(3) The Premises are lawfully committed for demolition in accordance with municipal construction requirements;

(4) The Premises are destroyed, burnt down or certified as dangerous Premises;

(5) Party A has previously notified Party B that the Premises had been mortgaged prior to its rental and the same are being disposed.

(6)                     /                     .

9-2 : Both parties agree that in any one of the following circumstances, either party may notify the other party in writing to terminate this contract. The party in violation of this contract shall compensate the other party an amount equal to twice of monthly rental; In the event of consequential losses to the opposing party and the amount of compensation is insufficient to cover the said losses, compensation shall also be paid for losses over and above the penalties for breach of contract:

(1) If Party A does not hand over the Premises on time and continues in its failure to hand over the Premises within seven days of Party B’s reminder;

(2) The condition of the Premises at handover by Party A does not comply with the provisions of this contract such that the Premises cannot be used for its rented purpose; or the Premises handed over by Party A is defective and endangers the safety and security of Party B;

(3) Party B alters the purpose for which the Premises is used, resulting in damage to the Premises, without first obtaining written agreement from Party A;

(4) Damage to the Premises’ superstructure caused by Party B;

(5) Party B sublets the Premises, transfers the rental rights or exchanges individual rental buildings with a third party without obtaining permission;

(6) Party B is overdue on payments for an accumulated total period in excess of     one     month;

(7) Party B shall not terminate the lease during the rental term.

10.	Default Liability

10-1 : If the Premises are found to be defective upon transfer, Party A shall make repairs within seven days of the date of transfer. If after this date the problem persists, Party A hereby agrees to reduce the rental and change the relevant sections of the Rental Contract.

10-2 : If any losses result from Party A’s failure to notify Party B of the mortgage of the Premises or the transfer of property rights, Party A shall be held liable for compensation.

10-3 : During the rental period, if Party A’s failure to promptly undertake maintenance or repair results in damages to the Premises and financial losses or personal injury to Party B, then Party A shall be held liable for compensation.

10-4 : During the rental period, if Party A cancels the Rental Contract and repossesses the Premises for reasons other than those allowed herein, Party A shall pay Party B twice of monthly rental payable by Party B, as a penalty. If the penalty is insufficient to cover Party B’s losses, Party A shall be held liable for further compensation.

10-5 : If Party B makes renovations or additions without Party A’s written approval or outside the scope of Party A’s approval, Party A may demand that Party B restore the Premises to their original state (restore the Premises to their original state/~~compensate for losses~~).

10-6 : During the rental period, if Party B cancels the Rental Contract for reasons other than those allowed herein, Party B shall pay Party A twice of monthly rental payable as a penalty. If the penalty is insufficient to cover Party A’s losses, Party B shall be held liable for compensation, which Party A may deduct from the rental deposit. If the rental deposit is insufficient to also cover the said losses, Party B shall be held liable for payment of the balance.

11.	Other Provisions

11-1 : If, during the rental period, Party A is required to mortgage the Premises, Party B shall be notified in writing, and Party A shall undertake to consult with Party B for its decisions regarding the purchase of the Premises thirty days prior to the negotiation among the parties concerned regarding the disposal of the Premises by way of sale or price conversion subsequent to the mortgage.

11-2 : This Rental Contract shall become valid immediately after signed by both parties/~~signed~~. Within 15 days of becoming valid, Party A shall register with the appropriate district or county real estate trading center or rural court system in accordance with regulations. In the event of modification or termination of the Rental Contract Party A (Party A/~~Party B~~) will register said modifications or changes with the same authorities within 15 days. Any legal repercussions arising from Party A’s failure to register and file the rent of the Premises and modification or termination of the Rental Contract, the Rental Contract shall be borne solely by Party A.

11-3 : Matters not covered in this Rental Contract shall be negotiated by both parties and written into supplemental clauses, which shall be considered an integral part of this Contract. Characters written in the blanks provided in this Rental Contract and its supplemental clauses and appendices shall have equal status and effect as printed characters.

11-4 : By signing this Rental Contract both parties indicate that they clearly understand their rights, duties, and responsibilities, and are willing to abide strictly by the stipulations herein. If either party violates this agreement, the other party has the right to sue for damages according to the provisions of this Rental Contract.

11-5 : Any disputes that arise during the rental period shall be resolved by amicable negotiation. If this is not successful, both parties agree to select the second of the following resolution methods:

(1) Submit to the         /         arbitration commission for arbitration;

(2) Take the case to the People’s Court.

11-6 : This Rental Contract and its appendices consist of one original and three copies, with one set to be given to each party, one set to be lodged at (Shanghai municipal /     /     district / ~~county~~) real estate trading center or rural court bureau office, and one set to be given to the Broker Company . All copies are equally valid.

Landlord (Party A):

Nationality:

Legal Representative:

Proof of Registration/ID No.:

Address:

Address:

Telephone:

Authorized Agent:

Signature and Seal:

Date:

Location:

Tenant (Party B):

Nationality:

Legal Representative:

Proof of Registration/ID No.:

Address:

Address:

Telephone:

Authorized Agent:

Signature and Seal:

Date:

Location:

Title of Broker Company:

Name of Broker:

Certification No. of Broker: